                                     EXHIBIT 23.1


                           Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 200,000 shares issuable under the 1995 Employee Stock Purchase Plan, as amended, and the 2,000,000 shares issuable under the 1998 Non-Officer Equity Incentive Plan of CoCensys, Inc., of our report dated February 6, 1998, with respect to the consolidated financial statements of CoCensys, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                   /s/  ERNST & YOUNG LLP

Irvine, California
January 8, 1999






                                     Page 8 of 8